UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2009

Marketing Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50586	68-0566295
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2212 Grand Commerce Dr., Howell, Michigan 48855
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (517) 540-0045

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 10, 2009, the board of directors (the “Board”) of Marketing Worldwide Corporation (the “Company”) concluded that the Company’s previously filed financial statements for the fiscal year ended September 30, 2008 and the three-months ended December 31, 2008 should no longer be relied upon.  The Board came to this conclusion based on comments received from the Accounting Staff of the Division of Corporate Finance of the Securities Exchange Commission (the “SEC”) in its review of the Company’s financial statements for the fiscal year ended September 30, 2008 and the quarter ended December 31, 2008.  Upon reviewing and updating its accounting and disclosures, the Company identified the classification errors.

The errors related to the accounting treatment of the warrants issued in connection with the Series A Convertible Preferred Stock (the “Preferred Stock”) and dividend classification of our Preferred Stock.  The effect of these adjustments is a reclassification from interest expense to preferred stock dividend on the face of the Statements of Operations.  There was no effect on the balance sheet or cash flows from operating, investing, or financing for either period, except for line items changes within each category.

Accordingly, the Company will restate its financial statements for the year ended September 30, 2008 and the three-months ended December 31, 2008.  The Company will amend its Annual Report on Form 10-K for the year ended September 30, 2008 and Quarterly Report on Form 10-Q for the quarter ended December 31, 2008 previously filed with the SEC to restate its financial statements as soon as practicable.

The Board discussed this matter with the Company's independent public accounting firm, RBSM, LLP, who agreed that the financial statements for the year ended September 30, 2008 and the three-months ended December 31, 2008 should no longer be relied upon and should be restated.

Item 9.01 Financial Statements and Exhibits

(a) EXHIBIT(S) DESCRIPTION

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marketing Worldwide Corporation

Date: May 15, 2009	/s/ James C. Marvin
James C. Marvin, Chief Financial Officer